Exhibit 1.1
EXECUTION VERSION
Underwriting Agreement
April 28, 2010

To the Representatives named in
Schedule I hereto of the several
Underwriters named in
Schedule II hereto
Ladies and Gentlemen:
          Patriot Coal Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to sell (such sale, the “Offering”) to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its 8.250% Senior Notes due 2018 set forth in Schedule I hereto (the “Securities”). The Securities will be guaranteed on an unsecured senior basis by each subsidiary of the Company that is a guarantor (as identified on the signature page hereto, collectively, the “Guarantors”) under the Company’s credit agreement, dated as of October 31, 2007, as amended from time to time (the “Credit Agreement”). The Securities will be issued under an indenture (the “Base Indenture”), to be dated as of the Closing Date (as defined below), between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture (the “First Supplemental Indenture”) and a second supplemental indenture (the “Second Supplemental Indenture”), each to be dated as of the Closing Date, among the Company, the Guarantors and the Trustee (the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).
          To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
          Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein and in the Company’s Debt Underwriting Agreement Standard Provisions, as amended on the date hereof and attached as Exhibit A hereto (the “Standard Provisions”), the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          Schedule III hereto contains the Free Writing Prospectuses, if any, that shall be included in the Disclosure Package and to which the parties hereto have provided their consent for use pursuant to Section 5(h) of the Standard Provisions.
          Schedule IV hereto contains the final term sheet prepared for the Offering.

          Schedule V hereto contains a list of the Company’s Significant Subsidiaries.
          The statements referred to in Section 1(l) of the Standard Provisions are “Business—Regulatory Matters”, “Business—Environmental Laws”, as supplemented in each case by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which is incorporated by reference into the Preliminary Prospectus and the Final Prospectus, “Description of Notes” and “Material U.S. Federal Income Tax Considerations.”
          The captions referred to in Section 1(p) of the Standard Provisions are “Summary—Summary Historical Consolidated Financial and Operating Data.”
          The professionals referred to in Section 1(jj) of the Standard Provisions are Marshall Miller & Associates and Weir International, Inc., in each case with respect to a portion of the estimates of the Company’s proven and probable coal reserves.
          The firm referred to in Section 6(d) of the Standard Provisions is Cleary Gottlieb Steen & Hamilton LLP.
          The statements referred to in Section 8(b) of the Standard Provisions are set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and (ii) under the caption “Underwriting” the third paragraph relating to the terms of the offering and the seventh and eighth paragraph relating to stabilization and syndicate covering transactions.
          The notice information for the Representatives referred to in Section 12 of the Standard Provisions is (a) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attn.: General Counsel, Fax: (212) 816 7912; (b) Banc of America Securities LLC, One Bryant Park, New York, NY 10036, Attn.: Legal Department, Fax: (212) 901-7897; and (c) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn.: Syndicate Registration, Fax: (646) 834-8133. The notice information for Underwriters’ Counsel referred to in Section 12 of the Standard Provisions is Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 Attn.: David Lopez, Fax: (212) 225-3999.
          The captions referred to in opinion 2 of the opinion of Company counsel are “Item 1. Business—Regulatory Matters” and “Item 3—Legal Proceedings” set out in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as supplemented in each case by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, each of which is incorporated by reference into the Preliminary Prospectus and Final Prospectus.
          All provisions contained in the Standard Provisions are incorporated by reference herein in their entirety, except as explicitly amended by this Underwriting

Agreement (including if any term defined in such Standard Provisions is otherwise defined herein), and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein.
          This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.
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Very truly yours, Patriot Coal Corporation
By:	/s/ Joseph W. Bean
	Name:	Joseph W. Bean
	Title:	Senior Vice President — Law and Administration, General Counsel and Corporate Secretary

GUARANTORS:

Affinity Mining Company	Kanawha River Ventures II, LLC
Apogee Coal Company, LLC	Kanawha River Ventures III, LLC
Appalachia Mine Services, LLC	KE Ventures, LLC
Beaver Dam Coal Company, LLC	Little Creek LLC
Big Eagle Rail, LLC	Logan Fork Coal Company
Big Eagle LLC	Magnum Coal Company LLC
Black Stallion Coal Company, LLC	Magnum Coal Sales LLC
Black Walnut Coal Company	Martinka Coal Company, LLC
Bluegrass Mine Services, LLC	Midland Trail Energy LLC
Brook Trout Coal, LLC	Midwest Coal Resources II, LLC
Catenary Coal Company, LLC	Mountain View Coal Company, LLC
Central States Coal Reserves of Kentucky, LLC	New Trout Coal Holdings II, LLC
Charles Coal Company, LLC	North Page Coal Corp.
Cleaton Coal Company	Ohio County Coal Company, LLC
Coal Clean LLC	Panther LLC
Coal Properties, LLC	Patriot Coal Company, L.P.
Coal Reserve Holding Limited Liability Company No. 2	Patriot Coal Sales LLC
Colony Bay Coal Company	Patriot Leasing Company LLC
Cook Mountain Coal Company, LLC	Patriot Midwest Holdings, LLC
Coyote Coal Company LLC	Patriot Trading LLC
Dakota LLC	Patriot Ventures LLC
Day LLC	Pine Ridge Coal Company, LLC
Dixon Mining Company, LLC	Pond Creek Land Resources, LLC
Dodge Hill Holding JV, LLC	Pond Fork Processing LLC
Dodge Hill Mining Company, LLC	Remington Holdings LLC
Dodge Hill of Kentucky, LLC	Remington II LLC
Eastern Associated Coal, LLC	Remington LLC
Eastern Coal Company, LLC	Rivers Edge Mining, Inc.
Eastern Royalty LLC	Robin Land Company, LLC
Grand Eagle Mining, Inc.	Sentry Mining, LLC
HCR Holdings, LLC	Snowberry Land Company
Heritage Coal Company LLC	Speed Mining LLC

Highland Mining Company, LLC	Sterling Smokeless Coal Company, LLC
Highwall Mining LLC	TC Sales Company, LLC
Hillside Mining Company	The Presidents Energy Company LLC
Hobet Mining, LLC	Thunderhill Coal LLC
Indian Hill Company	Trout Coal Holdings, LLC
Infinity Coal Sales, LLC	Union County Coal Co., LLC
Interior Holdings, LLC	Viper LLC
IO Coal LLC	Weatherby Processing LLC
Jarrell’s Branch Coal Company	Wildcat, LLC
Jupiter Holdings LLC	Winchester LLC
Kanawha Eagle Coal, LLC	Winifrede Dock Limited Liability Company
Kanawha River Ventures I, LLC	Yankeetown Dock, LLC

By:	/s/ Jacquelyn A. Jones
	Name:	Jacquelyn A. Jones
	Title:	Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.
Citigroup Global Markets Inc.

By:	/s/ David Leland
	Name:	David Leland
	Title:	Director

Banc of America Securities LLC
By:	/s/ Lex Maultsby
	Name:	Lex Maultsby
	Title:	Managing Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Underwriting Agreement.

SCHEDULE I
Underwriting Agreement dated April 28, 2010
Registration Statement No. 333-165052
Representatives: Citigroup Global Markets Inc. and Banc of America Securities LLC
Title, Purchase Price and Description of Securities:
Title: 8.250% Senior Notes due 2018
Principal amount of Securities: $250,000,000
Purchase price: 96.779%
Sinking fund provisions: None.
Redemption provisions:
At any time prior to April 30, 2014, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest and an “applicable premium.”
At any time on or after April 30, 2014, we may redeem some or all of the notes at the following redemption prices, plus accrued and unpaid interest to the redemption date:

12-month period commencing April 30 in year	Percentage

2014	104.125%
2015	102.063%
2016 and thereafter	100.000%
In addition, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes prior to April 30, 2013 at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings.
Change of Control Offer:
Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon the occurrence of certain change of control events.
Closing Date, Time and Location May 5, 2010 at 10:00 a.m. at
Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006
Type of Offering: Underwritten Firm Commitment

SCHEDULE II

Principal Amount of
Securities to be
Underwriters	Purchased

Citigroup Global Markets Inc.	$96,000,000
Banc of America Securities LLC	64,000,000
Barclays Capital Inc.	40,000,000
Natixis Bleichroeder LLC	10,000,000
Fifth Third Securities, Inc.	10,000,000
SG Americas Securities, LLC	10,000,000
Santander Investment Securities Inc.	10,000,000
PNC Capital Markets LLC	10,000,000

Total	$250,000,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package:
Final Term Sheet, dated April 28, 2010, substantially in the form of Schedule IV hereto

SCHEDULE IV

Summary of Terms

Issuer:	Patriot Coal Corporation

Issue:	Senior Notes

Distribution:	SEC Registered

Ratings:	B3 / B+

Maturity:	April 30, 2018

Principal Amount:	$250,000,000

Proceeds:	$248,197,500

Coupon:	8.250%

Yield:	8.375%

Spread:	497 b.p.	vs. TSY 3.875% due 5/18

Price at Issue:	99.279%

Interest Payment Dates:	April 30 & October 30

1st Interest Payment Date:	October 30, 2010

Call Schedule:	Non-Callable until April 30, 2014

April 30, 2014	104.125%
April 30, 2015	102.063%
April 30, 2016	100.000%

Equity Clawback:	35% at 108.250% prior to April 30, 2013

Change of Control:	Investor put at 101%

Make Whole:	T + 50 b.p.

Denominations:	Minimum denominations of $2,000 and higher integral multiples of $1,000

Bookrunners:	Citi, BAML, Barclays

Co-Managers:	Natixis, Fifth-Third, Société Générale, Santander, PNC

Trade Date:	April 28, 2010

Settlement Date (T + 5):	May 5, 2010

CUSIP:	70336TAC8

ISIN#:	US70336TAC80
Patriot Coal Corporation has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Patriot Coal Corporation has filed with the SEC for more complete information about Patriot Coal Corporation and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220 or by calling 718-765-6732; BofA Merrill Lynch toll-free 800-294-1322; Barclays Capital Inc. toll-free 888-6035847.

SCHEDULE V
List of Significant Subsidiaries
Eastern Coal Company, LLC
Interior Holdings, LLC
Heritage Coal Company LLC
Coal Properties, LLC
Magnum Coal Company LLC
Trout Coal Holdings, LLC
New Trout Coal Holdings II, LLC
Patriot Coal Sales LLC

EXHIBIT A
Patriot Coal Corporation
Amended Debt Underwriting Agreement Standard Provisions
April 28, 2010
          Patriot Coal Corporation, a Delaware corporation (the “Company”), has entered into the foregoing underwriting agreement (the “Underwriting Agreement”) that incorporates by reference these Standard Provisions and that provides for the sale of $250,000,000 aggregate principal amount of its 8.250% Senior Notes due 2018 (the “Securities”) to the several Underwriters (the “Underwriters”) named in the Underwriting Agreement, for whom the Underwriters named therein as representatives shall act as representatives (the “Representatives”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be guaranteed on an unsecured senior basis (the “Guarantees”) by each subsidiary of the Company that is a guarantor under the Company’s credit agreement, dated as of October 31, 2007, as amended from time to time (collectively, the “Guarantors”). The Securities will be issued pursuant to an indenture (the “Base Indenture”), as amended by a first supplemental indenture (the “First Supplemental Indenture”) and a second supplemental indenture (the “Second Supplemental Indenture”), in each case to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”, and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).
          1. Representations and Warranties. The Company and the Guarantors represent and warrant, jointly and severally, to, and agree with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I to the Underwriting Agreement) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) At the time of filing the Registration Statement, and on the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).
     (e) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and any final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act.
     (h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

     (i) The Company and the Guarantors have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     (j) The Company and the Guarantors have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction in which it is formed with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
     (l) The statements in the Preliminary Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(b) hereto, and the Final Prospectus listed in the Underwriting Agreement fairly summarize the matters therein described in all material respects.
     (m) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Guarantees forming a part of the Indenture have been duly authorized and, when the Indenture has been executed and delivered by the Company and the Guarantors and assuming due authorization, execution and delivery thereof by the Trustee, will constitute the legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as have been obtained under the Act and the Trust Indenture Act or such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.
     (o) None of the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein, or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws or comparable constituting documents of the Company or the Guarantors; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries, or any of its or their properties, except in the case of clause (ii) and (iii) for any such conflict, breach, violation or imposition as would not result in a Material Adverse Effect.
     (p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company, as the case may be, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data in the Preliminary Prospectus and the Final Prospectus set forth in the captions listed in the Underwriting Agreement fairly present, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference therein.
     (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

     (r) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to so own or lease properties would not have a Material Adverse Effect and except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (s) None of the Company or its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order, decree or requirement applicable to the Company or its subsidiaries, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), as would not result in a Material Adverse Effect.
     (t) Ernst & Young LLP, who have certified certain financial statements of the Company and/or its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included, incorporated by reference and/or reflected in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act.
     (u) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.
     (v) The Company (i) has timely filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and all such tax returns are correct and complete in all material respects, and (ii) has timely paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (w) No labor problem or dispute with the employees of the Company or its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (x) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (z) Except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), including, without limitation, any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own their properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Final Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Except as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) the Company and its respective subsidiaries have performed all their material obligations with respect to the Permits, (ii) to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would reasonably be expected to result in, the revocation or termination thereof or in any other material impairment of the rights of the holder of any such Permit, and (iii) none of the Company or any of its subsidiaries has received any written notice of proceedings or potential proceedings relating to the revocation or termination of the Permits, except to the extent that any such failure to perform, revocation, termination, impairment or proceedings would not have a Material Adverse Effect.
     (aa) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries’ internal controls over financial reporting were effective as of the December 31st prior to the date of the Underwriting Agreement and are effective as of the date hereof. The Company is not aware of any material weakness in its or its consolidated subsidiaries’ internal control over financial reporting.
     (bb) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     (cc) The Company and its subsidiaries (i) are in compliance with any and all applicable statutes, laws, rules, regulations, judgments, orders, decrees or requirements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all Permits required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law and have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; and (iv) are not aware of the presence, spill, discharge, disposal or release of or exposure to hazardous or toxic substances, materials or wastes relating to their properties or operations that would require investigation or remediation pursuant to Environmental Laws, except, for each of clause (i), (ii), (iii) and (iv) above, as would not, individually or in the aggregate, have a Material Adverse Effect, or as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (dd) The subsidiaries listed on Schedule V to the Underwriting Agreement attached hereto are the only “significant subsidiaries” of the Company as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).
     (ee) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of applicable accounting standards) for the current fiscal year of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries, related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its subsidiaries may have any liability.
     (ff) None of the Company or its subsidiaries, or to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”)

and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (hh) None of the Company or its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (jj) The qualitative and quantitative data regarding proven and probable coal reserves of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus (x) were derived in accordance with the procedures described in the Disclosure Package and the Final Prospectus and all applicable industry standards, including Industry Guide 7 under the Exchange Act, and (y) have been reviewed by the professionals set forth in the Underwriting Agreement.
     (kk) As of March 31, 2010, the aggregate book value of the assets (on an unconsolidated basis) of the Company and the Guarantors that have been incorporated or organized in Delaware or West Virginia account for more than 90% of the total consolidated assets of the Company.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I to the Underwriting Agreement the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II to the Underwriting Agreement.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I to the Underwriting

Agreement or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV to the Underwriting Agreement and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Representatives under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject and provided further that the Company understands that within the United States the Underwriters will only make sales to institutional investors. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the Underwriting Agreement and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the 60th day after the date of the Final Prospectus.
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange, if any; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification not to exceed $15,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the

Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to furnish to the Representatives its opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, in substantially the form of Annex A hereto.
     (c) The Company shall have requested and caused Joseph W. Bean and Elizabeth Power, in-house counsel for the Company, to furnish to the Representatives his or her opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Annex B and Annex C hereto.
     (d) The Representative shall have received from the firm listed in the underwriting agreement as counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that to the best of their knowledge:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect on the condition

(financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date in form and substance satisfactory to the Representatives.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of Citigroup Global Markets Inc., so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company shall have caused the Credit Agreement to be amended to substantially reflect the changes contemplated in the Disclosure Package and the Final Prospectus. It is understood that this amendment of the Credit Agreement is also a condition to the Company’s obligation to sell the Securities.
     (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the

Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of the underwriters’ counsel set forth in the Underwriting Agreement, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, each of their directors, each of their officers, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the Underwriting Agreement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II to the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II to the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Guarantors or any of the officers, directors, employees, Affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) the Representatives at the address and fax details set forth in the Underwriting Agreement and (b) Underwriters’ counsel at the address and fax details set forth in the Underwriting Agreement; or, if sent to the Company or the Guarantors, will be mailed, delivered or telefaxed to Patriot Coal Corporation (fax no.: (314) 275-3656) and confirmed to it at Patriot Coal Corporation, 12312 Olive Boulevard, Suite 400, St. Louis, Missouri 63141, Attention: Joseph W. Bean, with a copy to Davis Polk & Wardwell LLP, Attention: Sarah E. Beshar, Esq. (fax no.: (212) 450-3800) and confirmed to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III to the Underwriting Agreement, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that the Underwriting Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

     “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Regulation D” shall mean Regulation D under the Act.
     “Regulation S-X” shall mean Regulation S-X under the Act.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, and “Rule 457” refer to such rules under the Act.
     “Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

ANNEX A
[FORM OF OPINION FOR OUTSIDE COUNSEL OF THE COMPANY]
[date]
Citigroup Global Markets Inc.
Banc of America Securities LLC
     as Representatives of the several Underwriters named in
     Schedule II to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     We have acted as special counsel for Patriot Coal Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated                     , 20___ (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $[insert principal amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of                     , 20___ (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture dated                     , 20___ (the “First Supplemental Indenture”) among the Company, the Guarantors parties thereto (the “Guarantors”) and the Trustee and a second supplemental indenture dated                     , 20___ (the “Second Supplemental Indenture” and together with the First Supplemental Indenture, the “Supplemental Indentures”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended by the Supplemental Indentures is hereinafter referred to as the “Indenture”. The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-165052) and post-effective Amendment No. 1 thereto (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated April 26, 2010 (the “Preliminary Prospectus Supplement”) relating to the Securities, the final term sheet set forth in Schedule IV to the Underwriting Agreement and the prospectus supplement dated                     , 20___ relating to the Securities (the “Prospectus Supplement”). In addition, we have examined evidence that the registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on February 24, 2010 with respect to the Notes and April 26, 2010, as so amended, with respect to the Guarantees. To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated April 26, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.
     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.
     Based upon the foregoing, we are of the opinion that:
     1. The Base Indenture and the Supplemental Indentures have been duly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery of the Supplemental Indentures by each Guarantor, the Base Indenture and the Supplemental Indentures are valid and binding agreements of the Company and each Guarantor, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to the (x) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest and (y) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto. [APPLICABLE CARVE-OUTS TO BE ADDED IF REQUIRED BASED UPON REVIEW OF SUPPLEMENTAL INDENTURES, INCLUDING REVIEWING WITH RESPECT TO STAY AND USURY LAW WAIVER.]

     2. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued; provided that we express no opinion as to the (x) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest and (y) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto. [APPLICABLE CARVE OUTS TO BE ADDED IF REQUIRED BASED UPON SPECIFIC TERMS OF THE INDENTURE.]
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     4. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Notes and the Underwriting Agreement (collectively, and together with the Guarantees, the “Documents”) and the execution and delivery by each Guarantor of, and the performance by each Guarantor of its obligations under, the Documents will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation of the Company or the by-laws of the Company, or (iii) the Indenture dated as of May 28, 2008, by and between the Company, as issuer, and U.S. Bank National Association, as trustee and the [Credit Agreement of the Company as amended] [BRACKETED FOR PROPER TERMINOLOGY].
     6. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company or each Guarantor of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

     We have considered the statements included in the Prospectus under the caption “Description of Notes” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.
     In rendering the opinions in paragraphs (1) thru (3) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor).
     We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Guarantors, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
     This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

[FORM OF 10B-5 STATEMENT OF OUTSIDE COUNSEL FOR THE COMPANY]
[date]
Citigroup Global Markets Inc.
Banc of America Securities LLC
     as Representatives of the several Underwriters named in
     Schedule II to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     We have acted as special counsel for Patriot Coal Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated                     , 20___ (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $[insert principal amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of                     , 20___ (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture dated                     , 20___ (the “First Supplemental Indenture”) among the Company, the Guarantors parties thereto (the “Guarantors”) and the Trustee and a second supplemental indenture dated                     , 20___ (the “Second Supplemental Indenture” and together with the First Supplemental Indenture, the “Supplemental Indentures”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended by the Supplemental Indentures is hereinafter referred to as the “Indenture”. The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).
     We also have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333- 165052) and post-effective Amendment No. 1 thereto (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated April 26, 2010 (the “Preliminary Prospectus Supplement”) relating to the Securities, the final term sheet set forth in Schedule IV to the Underwriting Agreement and the prospectus supplement dated                     , 20___ relating to the Securities (the “Prospectus Supplement”). The registration statement as amended at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated                     , 20___ relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the [free writing prospectus[es] set forth in Schedule III to the Underwriting Agreement] are hereinafter called the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information (including information with respect to proven and probable coal reserves). Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Notes” and “Material U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

     On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:
     (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and
     (ii) nothing has come to our attention that causes us to believe that, insofar as is relevant to the offering of the Securities:
     (a) the Registration Statement or the prospectus included therein, on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (b) at the Execution Time, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data or statements regarding proven and probable coal reserves included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
     This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

ANNEX B
[FORM OF OPINION OF COMPANY COUNSEL]
[date]
Citigroup Global Markets Inc.
Banc of America Securities LLC
     as Representatives of the several Underwriters named in
     Schedule II to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Ladies and Gentlemen:
     I, Joseph W. Bean, am Senior Vice President-Law and Administration, General Counsel and Secretary of Patriot Coal Corporation, a Delaware corporation (the “Company”). This opinion is delivered in connection with the Underwriting Agreement dated                     , 20___ (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $[insert principal amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of                     , 20___ (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture dated                     , 20___ (the “First Supplemental Indenture”) among the Company, the Guarantors parties thereto (the “Guarantors”) and the Trustee and a second supplemental indenture dated                     , 20___ (the “Second Supplemental Indenture” and together with the First Supplemental Indenture, the “Supplemental Indentures”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended by the Supplemental Indentures is hereinafter referred to as the “Indenture”. The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).
     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.
     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.
     Based upon the foregoing, I am of the opinion that:

     1. The Company and each Guarantor organized under the laws of the State of Delaware (the “Delaware Guarantors”) have been duly incorporated or organized and is validly existing as a corporation, limited liability company, limited partnership or other entity in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
     2. The Supplemental Indentures, including the Guarantees forming a part thereof, have been duly authorized, executed and delivered by each Delaware Guarantor.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by each Delaware Guarantor.
     4. There is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Significant Subsidiaries listed on Schedule V to the Underwriting Agreement (individually, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) or its or their property that (a) is within the scope of Item 103 of Regulation S-K under the Securities Act and (b) is not described in the Disclosure Package and the Final Prospectus; and the statements under the captions “Item 1. Business—Regulatory Matters” and “Item 3—Legal Proceedings” set out in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as supplemented by the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, each of which are incorporated by reference into the Preliminary Prospectus and the Final Prospectus fairly summarize the matters therein described in all material respects.
     5. Neither the execution and delivery of the Indenture or the Underwriting Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or of any of the Significant Subsidiaries pursuant to any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Significant Subsidiaries or any of their respective properties (including any mining or environmental law, rule or regulation), the certificate of incorporation, certificate of formation, by-laws, operating agreement or other organizational document of the Company or any of the Significant Subsidiaries, as applicable, or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Significant Subsidiaries is a party or bound or to which its or their property is subject.
     The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.
     This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without my prior written consent.

Very truly yours,

Name:	Joseph W. Bean
Title:	Senior Vice President - Law & Administration, General Counsel and Secretary

ANNEX C
[FORM OF OPINION OF WEST VIRGINIA COMPANY COUNSEL]
[date]
Citigroup Global Markets Inc.
Banc of America Securities LLC
     as Representatives of the several Underwriters named in
     Schedule II to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Ladies and Gentlemen:
     I, Elizabeth Power, am [insert title] of Patriot Coal Corporation, a Delaware corporation (the “Company”). This opinion is delivered in connection with the Underwriting Agreement dated                     , 20___ (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $[insert principal amount] aggregate principal amount of its [designation of security] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of                     , 20___ (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture dated                     , 20___ (the “First Supplemental Indenture”) among the Company, the Guarantors parties thereto (the “Guarantors”) and the Trustee and a second supplemental indenture dated                     , 20___ (the “Second Supplemental Indenture” and together with the First Supplemental Indenture, the “Supplemental Indentures”) among the Company, the Guarantors and the Trustee. The Base Indenture as amended by the Supplemental Indentures is hereinafter referred to as the “Indenture”. The Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).
     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.
     Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.
     Based upon the foregoing, I am of the opinion that:
     1. Each Guarantor organized under the laws of the State of West Virginia (the “West Virginia Guarantors”) has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the State of West Virginia, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.
     2. The Supplemental Indentures, including the Guarantees forming a part thereof, have been duly authorized, executed and delivered by each West Virginia Guarantor.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by each West Virginia Guarantor.
     The foregoing opinion is limited to the federal laws of the United States of America and the [West Virginia Business Corporation Act and the Uniform Limited Liability Company Act of West Virginia] [ADD ANY OTHER RELEVANT WEST VIRGINIA STATUTES].
     This opinion is rendered solely to you in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without my prior written consent.

Very truly yours,

Name:	Elizabeth Power
Title:	[insert title]

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